Exhibit 99.1
Everus Appoints Helena Hernandez to Board of Directors

Bismarck, N.D. — July 29, 2025 — Everus Construction Group (NYSE: ECG) today announced that Helena Hernandez has been appointed to the company’s board of directors.

Hernandez, with more than 25 years of experience in the energy industry, has held a number of executive positions, including vice president of solar and battery storage operations, vice president of wind operations and most recently as the vice president of smart grid and innovation at Florida Power & Light, a NextEra Energy, Inc. company. Her previous experience also includes leadership roles at General Electric.

“We are excited to have Helena join our board. Her proven track record of driving innovation and enhancing organizational performance will be invaluable as we continue growing Everus’ business,” said Dale S. Rosenthal, chair of the Everus board of directors. “Helena’s experience with operational management and advanced technologies in the power generation, distribution and renewable energy sectors, which are key industries served by Everus, will complement our existing directors’ expertise and help strategically guide Everus’ efforts to serve our customers.”

Hernandez, in addition to her general responsibilities on the board, will serve on the Compensation Committee and the Nominating and Governance Committee.

Hernandez holds a bachelor’s degree in industrial engineering from Florida International University and a master’s degree in business administration from the University of Miami School of Business.

Forward-Looking Statements Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including statements about future performance and statements made by the board chair, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements because of a variety of risks and uncertainties. For a discussion of important factors that could cause actual results to differ materially, refer to Part I, Item 1A - Risk Factors in Everus' most recent annual report on Form 10-K and subsequent filings with the SEC. All forward-looking statements in this release are expressly qualified by these cautionary statements and by reference to the underlying factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Everus does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

About Everus Construction Group Everus Construction Group, Inc., a member of the S&P SmallCap 600®, is Building America's Future™ by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to utility, transportation, commercial, industrial, institutional, renewable and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as manufacturing and distribution of transmission line construction equipment and tools. For more information about Everus, visit everus.com. or email investors@everus.com.

Media Contact: Laura Lueder, director of communications, 701-221-6444
Investor Contact: Paul Bartolai, Vallum Advisors, Paul.Bartolai@everus.com